ALTA GOLD CO.
                  -------------

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  June 12, 1998

To the Stockholders of Alta Gold Co.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual
Meeting of Stockholders of Alta Gold Co., a Nevada corporation (the "Company"), will be held on Friday, June 12, 1998 at 10:00 a.m., local time, at the St. Tropez Hotel located at 455 East Harmon
Avenue, Las Vegas, Nevada 89109 (the "Annual
Meeting" or "Meeting"), for the following purposes:

     1.     To elect three directors:  two to
            serve a three year period and one to
            serve a one year period, or until
            their respective successors shall be
            duly elected or appointed.

     2.     To transact such other business as may
            properly come before the Meeting, or
            any adjournment or postponement
            thereof.

     The Board of Directors has established April
14, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting, or any adjournment or postponement thereof.

     Stockholders are cordially invited to attend the Annual Meeting. Regardless of whether you expect to attend the Annual Meeting in person, we urge you to read the attached Proxy Statement and sign, date and mail the accompanying proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each card should be completed and returned to assure that all of your shares are voted.

     A copy of the Company's 1997 Annual Report is enclosed herewith. Please take time to read this report.

                BY ORDER OF THE BOARD OF DIRECTORS

                Margo R. Bergeson
                Secretary

Henderson, Nevada
April 28, 1998

--------------------------------------------------

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES
YOU OWN

Please indicate your voting instructions on the enclosed proxy card, date, and sign it, and return it in the envelope provided, which is addressed for your convenience. No postage is required if mailed in the United States.

        PLEASE MAIL YOUR PROXY PROMPTLY

--------------------------------------------------

                   ALTA GOLD CO.

        601 Whitney Ranch Drive, Suite 10
              Henderson, Nevada 89014

         ---------------------------------

                  PROXY STATEMENT
                       FOR
           ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD JUNE 12, 1998

          --------------------------------

                GENERAL INFORMATION

     This Proxy Statement is furnished in
connection with the solicitation by the Board of Directors of Alta Gold Co. (the "Company") of proxies, in the enclosed form, for use at the 1998
Annual Meeting of Stockholders of the Company (the
"Annual Meeting" or "Meeting") to be held on Friday, June 12, 1998, at 10:00 a.m., local time, at the St. Tropez Hotel located at 455 East Harmon
Avenue, Las Vegas, Nevada 89109. The purposes of the Meeting are set forth in the accompanying
Notice of Annual Meeting of Stockholders.

     The approximate date upon which this Proxy
Statement, the enclosed proxy and the attached
Notice of Annual Meeting of Stockholders are first being sent to stockholders is April 28, 1998. The
Annual Report of the Company to its stockholders, which includes audited financial statements for the Company's fiscal year which ended December 31, 1997, is being mailed to stockholders of the Company simultaneously with this Proxy Statement.
The Annual Report is not and should not be regarded as material for the solicitation of proxies or as a communication by means of which solicitation is made with respect to the Meeting.

     Proxies in the enclosed form will be
effective if properly executed, returned to the Company prior to the Meeting, and not revoked.
The common shares represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all common shares represented by such proxy will be voted FOR each matter specified in the accompanying Notice of Annual Meeting of Stockholders and, as to any other matters of business which properly come before the Meeting, will be voted by the named proxies as directed by the present Board of Directors.

     A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and notifying the Company before any vote is taken. Any written notice revoking a proxy should be sent to the principal executive offices of the Company, addressed as follows: Alta Gold Co., 601 Whitney Ranch Drive,
Suite 10, Henderson, Nevada 89014, Attention:
Margo R. Bergeson, Secretary.

     Only stockholders of record at the close of business on April 14, 1998, are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 32,098,058 shares of the Company's common stock, par value $0.001 per share, were issued and outstanding. Each of the Company's common shares is entitled to one vote upon each matter presented to stockholders at the Meeting. No cumulative voting is authorized in connection with the election of directors.

     Votes withheld will be counted for purposes of determining the presence of a quorum for the transaction of business, but will have no legal effect. If a stockholder abstains from voting certain shares, such shares will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
However, for purposes of determining the outcome of any matter, abstentions will not be considered as votes cast for or against any particular matter.

     The Company intends to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter, broker non-votes will not be considered as votes cast for or against any particular matter.

     The entire cost of soliciting proxies for use at the Meeting will be borne by the Company.
Following the initial solicitation of proxies by mail beginning on or about April 28, 1998, certain officers, directors and employees of the Company may solicit proxies by correspondence, telephone, telegraph, telecopy, other electronic means or in person, without extra compensation. The Company will pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy soliciting material to their principals. In addition, Morrow
& Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies. Such solicitation may be made by mail, telecommunication or in person. The estimated aggregate cost of the services of Morrow & Co., Inc. for soliciting proxies for the Company is $4,000.

                  PROPOSAL ONE
              ELECTION OF DIRECTORS

NOMINEES AND INFORMATION

     At the Annual Meeting, two directors to serve as Class I directors and one director to serve as a Class II director are to be elected. The
Company's Articles of Incorporation provide for the classification of the Company's Board of Directors. The powers and responsibilities of each class of directors are identical. At each annual meeting of stockholders, successors elected to the director class then standing for election shall be elected for a three-year term expiring at the third annual meeting of stockholders following their election. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The persons named as proxy holders in the enclosed proxy cards (Margo R. Bergeson and John
A. Bielun) have advised the Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the nominees named below.
They have also advised that in the event the nominees shall not be available for election, they will vote for the election of such substitute nominees as the Board of Directors may propose.
The Board of Directors has no reason to believe that the nominees will be unavailable to serve on the Board.

     The name of the nominees and certain
information about each of them is set forth below:

                                Year First Elected
Name                   Age        As a Director
----                   ---      ------------------
Class I -
Robert N. Pratt         67             1987
Ralph N. Gilges         60             1993

Class II -
Thomas A. Henrie(1)     75             1992

(1) Dr. Henrie currently serves as a Class I director, which class is eligible for nomination and election at the Annual
      Meeting.  However, Dr. Henrie has been
      nominated to serve as a Class II director in order to equalize the number of directors in each class. Class II directors will be eligible for nomination and election at the 1999 Annual Meeting of stockholders.

     ROBERT N. PRATT has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1992, and as a director since July 1987. From October 1987 to October
1990, Mr. Pratt was President and Chief Operating
Officer of Bonneville Pacific Corporation.  Mr.
Pratt was also President of White River Shale Oil
Corporation from 1981 to 1985. From 1979 to 1981, he was Senior Vice President of Marketing and Refining of Kennecott Copper Corporation. He held additional positions as General Manager of its Utah Copper Division from 1976 to 1979, and
President of Kennecott Sales Corporation from 1972 to 1976. Mr. Pratt is a former Director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco.

     RALPH N. GILGES has served as a director of the Company since June 1993. Mr. Gilges has over
30 years of experience in mining and
manufacturing. Since April 1992, Mr. Gilges has been President and owner of Airdale Pet Services, Inc. and Pet Management of Indiana, Inc. From
1982 to 1991, he was employed by Golden Cat
Corporation where he held various positions, including Vice Chairman and Executive Vice
President of Operations and Administration.  From
1977 to 1982, Mr. Gilges was Vice President-
Metallurgy of Bunker Hill Company. He held various positions with Kennecott Copper
Corporation from 1974 to 1977, and with Roan
Consolidated Mines, Ltd. from 1960 to 1974.  Mr.
Gilges has also served on the Advisory Board of the College of Mines and Earth Resources-
University of Idaho.

     DR. THOMAS A. HENRIE has served as a director of the Company since May 1992. Since 1985, Dr.
Henrie has been a principal of The Henrie Group, Salt Lake City, Utah, a firm which provides metallurgical consulting services. Dr. Henrie is a former Chief Scientist, Acting Director, Deputy
Director and Associate Director of Mineral and
Material Research and Development at the United
States Bureau of Mines. Dr. Henrie has authored numerous technical reports and holds fifteen patents in the field of extractive metallurgy. He has served as Chairman of the Extractive
Metallurgy Division of the American Institute of
Mining Engineers (AIME), Vice President of the
AIME and the President of the Metallurgical
Society.

STOCKHOLDER VOTE REQUIRED

     Election of the nominees to the Board of Directors requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present or represented by proxy at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE
NOMINEES SET FORTH ABOVE.

          DIRECTORS AND EXECUTIVE OFFICERS

     The following table lists the names, ages and positions held by all directors and executive officers of the Company as of March 31, 1998. The
Board of Directors is separated into three classes, each of which is elected in sequential years for three-year terms. Directors serve until the next annual meeting of stockholders at which members of their class are elected and until their successors have been duly elected or appointed.
Executive officers serve at the discretion of the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

                                        Year First
                                        Elected or
Name                Age  Positions      Appointed
----                ---  ---------      ----------
Robert N. Pratt(1)   67  Chairman of
                         the Board,
                         Chief
                         Executive
                         Officer,
                         President          1992

Ralph N. Gilges(1)   60  Director           1993

Thomas A. Henrie(2)  75  Director           1992

John A. Keily(3)     61  Director           1992

Jack W. Kendrick(4)  54  Director           1995

Thomas D. Mueller(4) 58  Director           1994

John A. Bielun       46  Senior Vice-
                         President and
                         Chief Financial
                         Officer            1992

James S. Goff        66  Vice-President
                         of Engineering
                         and Construction   1992

Brian K. Jones       46  Vice-President
                         of Exploration     1995

Joseph A. Pescio     38  Vice President
                         of Operations      1998


Margo R. Bergeson    44  Secretary          1994

--------------------
(1) Serves in Class I of the Board, which class is eligible for nomination and election at the Annual Meeting.

(2) Serves in Class I of the Board, which class is eligible for nomination and election at the Annual Meeting. However, Dr. Henrie has been nominated to serve in Class II of the Board in order to equalize the number of directors in each class. Class II directors will be eligible for nomination and election at the 1999 Annual
Meeting of stockholders.

(3) Serves in Class II of the Board, which class will be eligible for nomination and election at the 1999 Annual Meeting of stockholders.

(4) Serves in Class III of the Board, which class will be eligible for nomination and election at the 2000 Annual Meeting of stockholders.

BUSINESS BIOGRAPHIES

     ROBERT N. PRATT has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1992, and as a director since July 1987. From October 1987 to October
1990, Mr. Pratt was President and Chief Operating
Officer of Bonneville Pacific Corporation.  Mr.
Pratt was also President of White River Shale Oil
Corporation from 1981 to 1985. From 1979 to 1981, he was Senior Vice President of Marketing and Refining of Kennecott Copper Corporation. He held additional positions as General Manager of its Utah Copper Division from 1976 to 1979, and
President of Kennecott Sales Corporation from 1972 to 1976. Mr. Pratt is a former Director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco.

     RALPH N. GILGES has served as a director of the Company since June 1993. Mr. Gilges has over
30 years of experience in mining and
manufacturing. Since April 1992, Mr. Gilges has been President and owner of Airdale Pet Services, Inc. And Pet Management of Indiana, Inc. From
1982 to 1991, he was employed by Golden Cat
Corporation where he held various positions, including Vice Chairman and Executive Vice
President of Operations and Administration.  From
1977 to 1982, Mr. Gilges was Vice President-
Metallurgy of Bunker Hill Company. He held various positions with Kennecott Copper
Corporation from 1974 to 1977, and with Roan
Consolidated Mines, Ltd. from 1960 to 1974.  Mr.
Gilges has also served on the Advisory Board of the College of Mines and Earth Resources-
University of Idaho.

     DR. THOMAS A. HENRIE has served as a director of the Company since May 1992. Since 1985, Dr.
Henrie has been a principal of The Henrie Group, Salt Lake City, Utah, a firm which provides metallurgical consulting services. Dr. Henrie is a former Chief Scientist, Acting Director, Deputy
Director and Associate Director of Mineral and
Material Research and Development at the United
States Bureau of Mines. Dr. Henrie has authored numerous technical reports and holds fifteen patents in the field of extractive metallurgy. He has served as Chairman of the Extractive
Metallurgy Division of the American Institute of
Mining Engineers (AIME), Vice President of the
AIME and the President of the Metallurgical
Society.

     JOHN A. KEILY has served as a director of the Company since March 1992. Mr. Keily has over 30 years of experience in mining and manufacturing.
From May 1990 to December 1990, he served as Vice
President of Operations of the Company. Mr. Keily was Chief Operations Officer of Bond International
Gold from 1988 to 1990, and President of Gulf
Minerals Canada and Vice President of Pittsburgh &
Midway Coal Company from 1982 to 1988.

     JACK W. KENDRICK has served as a director of the Company since September 1995. Mr. Kendrick has 30 years of experience in mining, chemical manufacturing, forest products and environmental remediation. Since 1982, Mr. Kendrick has been
President of Bunker Limited Partnership, Kellogg,
Idaho.  He was President of The Bunker Hill
Company from October 1979 to November 1982, and
Vice President - Finance from May 1977 to October
1979.  From 1974 to 1977, he was Vice President -
Finance of Lithium Corporation of America.  Mr.
Kendrick has served on numerous professional and civic boards including the Idaho Mining
Association and the Associated Taxpayers of Idaho.

     THOMAS D. MUELLER has served as a director of the Company since June 1994. Mr. Mueller has served as President of Crown Technology
Corporation since 1974. Since 1984, he has also served as President of both Klemm Products Co. and Central Compounding Company, each in Lake Bluff,
Illinois. He holds a Doctor of Jurisprudence degree from the Loyola University of Chicago
College of Law.

     JOHN A. BIELUN has served as Vice President of Finance and Administration of the Company since
October 1992 until he was promoted to Senior Vice-
President and Chief Financial Officer in June
1995. He was Vice President of Finance of
Allegheny & Western Energy Corporation and
President of a wholly-owned subsidiary from May
1989 to October 1992.  From November 1987 to April
1989, Mr. Bielun was the Director of Finance and
Administration for Burger Boat Company, Inc.
Previous employment includes positions with Sun
Company, White River Shale Oil Corporation (a Sun
Company joint venture) and the Penn Central
Corporation.  Mr. Bielun is a Certified Public
Accountant.

     JAMES S. GOFF has served as Vice President of
Engineering and Construction of the Company since
April 1992.  From 1986 to 1992, Mr. Goff was Vice
President of Engineering and Construction of Bonneville Pacific Corporation. Prior to that,
Mr. Goff was Construction Manager for White River
Shale Oil Corporation and Manager of Construction-
USA for Eaton Corporation.  From 1974 to 1979, Mr.
Goff worked for Davy McKee, Inc., as the General
Manager in charge of the engineering and construction of Kennecott Copper Corporation's
Utah smelter project.

     BRIAN K. JONES has served as a consulting geologist and Chief Geologist of the Company since
1993 until he was promoted to Vice President of Exploration in February 1995. Mr. Jones has over
20 years of experience in mineral exploration in North and South America. From 1988 to 1993, Mr.
Jones was an independent consultant in the mining industry for clients including Hecla Mining
Company, Kennecott Copper Corporation and BHP-
International. Previous employment includes positions with Bear Creek Mining Company and Exxon
Minerals Company.

     JOSEPH A. PESCIO was promoted to Vice
President of Operations in February 1998. Prior to his promotion he served from December 1995 as General Manager of the Company's Eastern Nevada,
Idaho, and Oregon operations.  Prior to that Mr.
Pescio was Mine Manager of the Company's Kinsley,
Easy Junior and Golden Butte Mines and Project
Engineer at the Company's underground Ward Mine.
Mr. Pescio has been with the Company since
February 1984. Prior to that he was employed by Kennecott Copper Corporation from 1982 to 1984 as a concentrator supervisor at their Utah Copper
Division, in an Alaskan exploration program, and in their geotechnical engineering department. Mr.
Pescio received a Mining Engineering degree With
Distinction from the University of Nevada Mackay
School of Mines in 1982.  He is a Registered
Professional Engineer in Nevada and serves as a member of the White Pine County Public Land Users
Advisory Committee.

     MARGO R. BERGESON has served as the Director-
Investor and Public Relations, the Director-Human
Resources and Assistant Secretary of the Company since September 1993, and Secretary since
September 1994. From April 1989 to March 1993, she was employed by Bonneville Pacific Corporation in Investor Relations and later as Manager of Public Relations, Manager Human Resources and
Secretary of its wholly-owned subsidiary Recomp, Inc. Ms. Bergeson's background also includes service with White River Shale Oil Corporation,
IBM, and several years as an independent business owner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies.

     Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during 1997 all filing requirements under Section 16(a) were complied with.

     BOARD OF DIRECTOR MEETINGS AND COMMITTEES

     The entire Board of Directors met six times during the year ended December 31, 1997 and each incumbent director attended all of the board meetings and committee meetings held for committees of which each was a member. The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.
Mr. Pratt is the only director who is an employee of the Company.

     The AUDIT COMMITTEE met twice during 1997.
The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants; (2) the review of the independence of such accountants; (3) the review of the Company's internal control system; (4) the review of the Company's annual financial report to stockholders;
and (5) the review of applicable interested party transactions. The Audit Committee is comprised of Messrs. Kendrick (Chairman), Gilges and Keily. No member of the Audit Committee is an officer of the Company.

     The COMPENSATION COMMITTEE met once during 1997. The Compensation Committee makes recommendations to the Board of Directors concerning specific and general matters of management compensation. The Compensation
Committee reviews management compensation policies and practices, determine incentive compensation awards and officer salary adjustments. The
Compensation Committee is comprised of Mr. Mueller
(Chairman) and Dr. Henrie. No member of the Compensation Committee is an officer of the Company.

     The NOMINATING COMMITTEE did not meet during 1997. The Nominating Committee makes recommendations to the Board of Directors concerning the recruitment, selection and retention of directors. All nominees must be approved by a majority of the Board of Directors.
The Nominating Committee also considers nominees recommended to it in writing by stockholders and sent to the Secretary of the Company. The
Nominating Committee is comprised of Messrs. Pratt and Keily.

                 STOCK OWNERSHIP

     The following table sets forth the number of shares of the Company's common stock and the number of shares of the Company's common stock subject to options beneficially owned by the Company's directors and those executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group at the close of business on April 14, 1998. The
Company knows of no beneficial owner of five percent or more of the Company's common stock nor does it know of any arrangement which may at a subsequent date result in a change of control of the Company. Stock ownership was verified with filings with the Securities and Exchange
Commission received by the Company, and according to individual verification as of April 14, 1998, which the Company solicited and received from the beneficial owners listed in the following table:

                   Amount and Nature of Beneficial Ownership
                  ------------------------------------------
                  Number
                  of
                  Shares        Number
                  Benefi-       of
                  cially        Shares      Total
                  Owned         Subject     Number
                  Excluding     to          of
                  Shares        Options     Shares
                  Subject       Benefi-     Benefi-
                  to            cially      cially
Name              Options(1)    Owned(2)    Owned    Percent
----              ---------     --------    -------  -------
Robert N. Pratt    99,358        958,000   1,057,358    3.1
Ralph N. Gilges    39,133(3)      10,000      49,133     *
Thomas A. Henrie   34,167         10,000      44,167     *
John A. Keily      43,333         10,000      53,333     *
Jack W.
 Kendrick          13,333         10,000      23,333     *
Thomas D.
 Mueller          217,134(4)      10,000     227,134     *
John A. Bielun     50,000        267,000     317,000     *
James S. Goff      30,000        129,000     159,000     *
All directors
and executive
officers as
a group (11
persons)          603,389(3,4) 1,563,000   2,166,389    6.4

--------------------
* Beneficial ownership does not exceed 1% of the outstanding common stock of the Company.
(1) Unless otherwise specifically stated herein, each person has sole voting power and sole investment power as to the identified common stock ownership.
(2)  Shares subject to currently exercisable
options or otherwise subject to issuance within 60 days of April 14, 1998.
(3) Includes 6,300 shares held by a corporate retirement fund.
(4) Includes 30,500 shares owned by Mr. Mueller's spouse, 41,700 shares held in custodianship by Mr.
Mueller's spouse for Mr. Mueller's children and 15,834 shares owned by Mr. Mueller's children, all of which Mr. Mueller disclaims any beneficial interest.

        COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information with respect to all compensation paid by the Company in 1997, 1996 and 1995 to the Company's
Chief Executive Officer and the two other executive officers whose total remuneration exceeded $100,000 for the year ended December 31, 1997.

SUMMARY COMPENSATION TABLE

                                    Long-Term
                                    Compen-
                                    sation
                                    Awards
                                    Securities   All
Name and                            Under-       Other
Principal        Annual             lying        Compen-
Position          Year   Salary     Options(#)   sation(1)
---------        -----  --------    ----------   ---------
Robert N. Pratt  1997   $254,774           0     $ 9,500
 President and   1996   $225,985           0     $ 9,161
 Chief Execu-    1995   $211,603     431,000     $10,280
 tive Officer

John A. Bielun   1997   $158,978      55,000     $ 6,786
 Senior Vice     1996   $145,121           0     $ 6,752
 President and   1995   $135,883     170,000     $ 6,584
 Chief Financial
 Officer

James S. Goff    1997   $116,074      25,000     $ 5,804
 Vice President  1996   $108,528           0     $ 3,613
 of Engineering  1995   $101,405     118,000     $ 5,070
 and Construction

--------------------
(1) Represents matching contributions made by the Company on behalf of the executive officer to the Company's 401(k) Retirement Plan.

     The following table sets forth information as to options to purchase the Company's common stock granted to the executive officers named in the Summary Compensation Table.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                 Potential
                                                Realizable
                     % of                       Value
           Number    Total                      at Assumed
           of        Options                    Annual
           Shares    / SAR's                    Rates of
           Under-    Granted                    Stock Price
           lying     to                         Appreciation
           Options   Employ-   Exer-            for Option
           /SAR's    ees in    cise    Expir-   Term (3)
           Granted   Fiscal    Price   ation    ------------
Name          #      Year      ($/SH)  Date      5%($)    10%($)
----      --------   -------   ------  ------   -------  -------
John A.
Bielun    55,000(1)  13.58%    $1.25  12/12/07  $43,237  $101,465

James S.
Goff      25,000(2)   6.17%    $1.25  12/12/07  $19,653  $ 46,020

(1)  The Stock Options, which were issued in
accordance with the Company's 1997 Stock Option
Plan, are exercisable ratably over a four-year period beginning December 12, 1998.

(2)  The Stock Options, which were issued in
accordance with the Company's 1997 Stock Option
Plan, are exercisable on December 12, 1998.

(3) These amounts are the pre-tax gains which could be realized in 2007 if an executive exercised all of his 1997 options in 2007 and the price of Alta Gold stock appreciated by 5% and 10% assumed growth rates during this ten year period.
The amounts are not intended to forecast the possible future appreciation, if any, of the price of Alta Gold stock. Any such price increase would also benefit all of the Company's stockholders.

     The following table sets forth information as to the unexercised options to purchase the Company's common stock held by the executive officers named in the Summary Compensation Table and the value of the options at December 31, 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                     Value of
                                  Number of        Unexercised
                                 Unexercised       In-the-Money
                                   Options           Options
          Shares                 at Year-End      at Year-End(1)
          Acquired             ----------------  ----------------
          on         Value      Exer-   Unexer-   Exer-   Unexer-
Name      Exercise   Realized  cisable  cisable  cisable  cisable
----      --------   --------  -------  -------  -------  -------
Robert N.
Pratt            0          0  958,000  125,000 $445,313  $74,219

John A.
Bielun      10,000    $19,200  267,000  120,000 $ 92,031  $28,906

James S.
Goff             0          0  129,000   69,000 $ 35,625  $20,157

--------------------
(1) Based on the last reported sale price of the Company's common stock on the Nasdaq National
Market on December 31, 1997, or $1.34 per share, minus the exercise price of "in-the-money" options.

COMPENSATION OF DIRECTORS

     A director who is an employee of the Company receives no additional compensation for services as a director. Non-employee directors receive an annual retainer of $10,000 and options to purchase
5,000 shares of the common stock in the Company, plus $1,500 for each Board meeting attended and $750 for each committee meeting attended. Each director is also reimbursed for all reasonable expenses incurred in attending such meetings. If a director serves for a period of less than an entire fiscal year, such director's annual compensation is prorated accordingly.

EMPLOYMENT CONTRACTS

     In June 1995, the Company entered into
employment agreements with Messrs. Pratt, Bielun and Goff. The employment agreements with Messrs.
Pratt and Bielun replaced employment agreements which were entered into in 1991 and 1992, respectively, and which were scheduled to expire.
The general terms of each employment agreement are as follows:

     Robert N. Pratt
     ---------------

     Mr. Pratt is to receive a base annual salary of $220,500 subject to a minimum 7% increase on January 1, 1996, 1997 and 1998. As a signing bonus, Mr. Pratt was granted an
     option to purchase 375,000 shares of the Company's stock at an exercise price of $.75 per share. One third of the option vests each year over a three-year period, with the first one-third installment representing
     125,000 shares vesting on October 15, 1996.
     The option is exercisable for a period of ten years from the date of grant on October 15, 1995.

     If, prior to October 15, 1998, Mr. Pratt is terminated other than by voluntary resignation or for cause (as defined in the employment agreement) or as the direct result of a change in control of the Company (as defined in the employment agreement), he will receive a lump sum payment in an amount equal to the remaining salary plus minimum increases due to him through October 15, 1998, plus all of the options previously granted to him under the employment agreement will become immediately exercisable. If Mr.
     Pratt resigns or is terminated (or is deemed to have been effectively terminated) as a direct result of a change in control of the Company, he will receive an amount equal to
     2.9 times the average annual sum of his
     salary, bonus and profit sharing for the five years prior to the date of the change in control, as reduced by the least amount, if any, required in order to avoid any loss of a tax deduction by the Company. In addition, all of the options previously granted to Mr.
     Pratt under the employment agreement will become immediately exercisable.

     Should Mr. Pratt become disabled (as defined in the employment agreement), he will receive his full salary for the first nine months of disability, one-half of his salary for the next nine months and one-fourth of his salary for the next nine months; provided, however, that no such compensation shall be payable after October 15, 1998. If Mr. Pratt dies during the term of the employment agreement, his estate will receive an amount equal to one year's salary.

     The shares of common stock underlying the options granted to Mr. Pratt under the employment agreement have been registered with the Securities and Exchange Commission.

     John A. Bielun
     --------------

     Mr. Bielun receives a base annual salary of $132,000, subject to a minimum 7% increase on January 1, 1996, 1997 and 1998, plus a $350 per month car allowance. As a signing bonus, Mr. Bielun was granted an option to purchase
     120,000 shares of the Company's common stock at an exercise price of $.75 per share. One third of the option vests each year over a three-year period, with the first one-third installment representing 40,000 shares vesting on October 19, 1996. The option is exercisable for a period of ten years from the date of grant on October 19, 1995.

     If, prior to October 18, 1998, Mr. Bielun is terminated other than by voluntary resignation or for cause (as defined in the employment agreement), or as the direct result of a change in control of the Company
     (as defined in the employment agreement), he will receive a lump sum payment in an amount equal to the remaining salary plus minimum increases due to him through October 19, 1998, plus all of the options previously granted to him under the employment agreement will become immediately exercisable. If Mr.
     Bielun resigns or is terminated (or is deemed to have been effectively terminated) as a direct result of a change in control of the Company, he will receive an amount equal to
     2.9 times the average annual sum of his
     salary, bonus and profit sharing for the five years prior to the date of the change in control, as reduced by the least amount, if any, required in order to avoid any loss of a tax deduction by the Company.

     Should Mr. Bielun become disabled (as defined in the employment agreement), he will receive his full salary for the first nine months of disability, one-half salary for the next nine months and one-fourth salary for the next nine months; provided, however, that no such compensation shall be payable after October
     19, 1998. If Mr. Bielun dies during the term of the employment agreement, his estate will receive an amount equal to one year's salary.

     The shares of common stock underlying the options granted to Mr. Bielun under the employment agreement have been registered with the Securities and Exchange Commission.

     James S. Goff
     -------------

     Mr. Goff receives a base annual salary of $101,650 subject to a minimum 7% increase on January 1, 1996, 1997 and 1998. As a signing bonus, Mr. Goff was granted an option to purchase 90,000 shares of the Company's common stock at an exercise price of $.75 per share. One third of the option vests each year over a three-year period, with the first one-third installment representing 30,000 shares vesting on October 15, 1996. The option is exercisable for a period of ten years from the date of grant on October 15, 1995.

     If, prior to October 15, 1998, Mr. Goff is terminated other than by voluntary resignation or for cause (as defined in the employment agreement) or as the direct result of a change in control of the Company (as defined in the employment agreement), he will receive a lump sum payment in an amount equal to the remaining salary plus minimum increases due to him through October 15, 1998, plus all of the options previously granted under the employment agreement will become immediately exercisable. If Mr. Goff resigns or is terminated (or is deemed to have been effectively terminated) as a direct result of a change in control of the Company, he will receive an amount equal to 2.9 times the average annual sum of his salary, bonuses and profit sharing prior to the date of the change in control, as reduced by the least amount, if any, required in order to avoid any loss of a tax deduction by the Company.

     Should Mr. Goff become disabled (as defined in the employment agreement), he will receive his full salary for the first nine months of disability, one-half salary for the next nine months and one-fourth salary for the next nine months; provided, however, that no such compensation shall be payable after October
     15, 1998. If Mr. Goff dies during the term of the employment agreement, his estate will receive an amount equal to one year's salary.

     The shares of common stock underlying the options granted to Mr. Goff under the employment agreement have been registered with the Securities and Exchange Commission.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and the Performance Graph on page 13 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of
Directors (the "Committee") is responsible for setting and administering the policies that govern the compensation of the executive officers of the Company. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

     The primary objectives of the Company's
executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company, to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy, to reward performance that benefits all stockholders, and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

     The Company's policy objectives are that the Company pay base salaries that are competitive with those paid by comparable companies in the mining industry, and that the Company pay bonuses, if it can, when individual performance or other circumstances warrant special recognition.

     Periodically, the Committee evaluates each individual officer's performance, corporate performance and stock price appreciation in order to determine whether to authorize salary increases or the payment of bonuses to executive officers.

     The Compensation Committee firmly believes that this combination of salary and stock options has proven and will continue to prove the best means of retaining the Company's executives and motivating them to improve corporate performance and stock price appreciation.

Thomas D. Mueller, Chairman
Thomas A. Henrie

PERFORMANCE GRAPH

     The following graph compares the yearly
percentage change in the Company's cumulative total stockholder return on its common stock to that of the Nasdaq Market Index and the Industry
Group Index of gold mining companies. The graph assumes that $100 is invested at January 1, 1993 in each of the Company's common stock, the Nasdaq
Market Index and the Industry Group Index of gold mining companies. The total return assumes the reinvestment of dividends.

                   TOTAL STOCKHOLDER RETURNS

Company/Index Name     1993    1994    1995    1996    1997
------------------------------------------------------------
Alta Gold Co.         225.00  231.26  312.50  706.26  268.76
Industry Group
 Index (1)            183.19  148.01  166.58  165.34  108.59
Nasdaq Market Index   119.95  125.94  163.35  202.99  248.30
------------------------------------------------------------

(1) The Industry Group Index is represented by the S&P Industry Group 265 Index, which includes the following companies: Barrick Gold Corp., Battle Mountain Gold Co., Homestake Mining Co.,
Newmont Mining Corp. and Placer Dome, Inc. These companies have the Standard Industry Code 1041 -
Metal Mining Gold Ores.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur
Andersen LLP, as the Company's independent public accountants for 1998 at the recommendation of the Audit Committee. Representatives of Arthur
Andersen LLP will be present at the Annual
Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

              STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Proxy
Statement and for consideration at the Annual
Meeting, stockholder proposals must be submitted on a timely basis. Proposals for the 1999 Annual
Meeting of Stockholders must be received by the Company no later than December 31, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                   OTHER MATTERS

     The Board of Directors is not aware of any other business which may come before the Annual
Meeting. If any other matters should properly come before the Annual Meeting, the persons named on the enclosed proxy card will vote all proxies in accordance with their best judgment on such matters.

                BY ORDER OF THE BOARD OF DIRECTORS

                Margo R. Bergeson
                Secretary

April 28, 1998

THE COMPANY'S ANNUAL REPORT ON SECURITIES AND
EXCHANGE COMMISSION FORM 10-K, INCLUDING THE
FINANCIAL STATEMENTS FOR THE TWELVE MONTHS ENDED
DECEMBER 31, 1997, WILL BE FURNISHED WITHOUT
CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES
ENTITLED TO VOTE AT THIS ANNUAL MEETING.  TO
OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST
MUST BE MADE TO THE COMPANY AND THE REQUESTING
PERSON MUST REPRESENT IN WRITING THAT HE WAS A
BENEFICIAL OWNER OF THE COMPANY'S SECURITIES AS OF
APRIL 14, 1998.

     REQUESTS SHOULD BE ADDRESSED TO:

     Alta Gold Co.
     Attn: Director - Investor Relations
     601 Whitney Ranch Drive, Suite 10
     Henderson, NV 89014


                 ALTA GOLD CO.
   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS,
                 JUNE 12,1998

     SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Alta Gold Co.
(the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the
Proxy Statement and the 1997 Annual Report of the
Company in connection with the Annual Meeting of Stockholders of the Company to be held at the St.
Tropez Hotel located at 455 East Harmon Avenue,
Las Vegas, Nevada 89109, on Friday, June 12, 1998, at 10:00 a.m., local time, and hereby appoints
Margo R. Bergeson and John A. Bielun, and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said Annual Meeting, and at any adjournment thereof. The proxies are instructed to vote as follows:

1.  Election of Directors. // FOR  // WITHHELD

    Nominees:
    ROBERT N. PRATT
    RALPH N. GILGES
    THOMAS A. HENRIE

    For, except vote withheld from the following nominee(s): --------------------------------

2. In their discretion, upon such other business as may properly come before the Annual
    Meeting.

        (To be Signed on the Reverse Side).
         ---------------------------------

                      (Continued from other side).

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (If no direction is made, this proxy will be voted FOR Proposal 1, and in the discretion of the proxies on such other business that may properly come before the meeting).

 PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
       PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE(S): -----------------------------------
-------------------------------------------------
-------------------------------------------------

DATE: --------------------

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. If shares are held in the name of two, or more, persons all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signer is a corporation, sign full corporate name by duly authorized officer.